Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-281837 and No. 333-283496) of Triller Group Inc. (formerly AGBA Group Holding Limited) of our report dated January 26, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

San Mateo, California	WWC, P.C.
April 14, 2026	Certified Public Accountants
PCAOB ID No.1171